UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2008

NASTECH PHARMACEUTICAL COMPANY INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-908-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Option Grants

On February 12, 2008, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Nastech Pharmaceutical Company Inc. (the "Company") granted to Timothy M. Duffy, the Chief Business Officer of the Company, options to purchase up to 35,000 shares of the common stock, par value $0.006 per share, of the Company ("Common Stock"), at an exercise price of $2.22 per share, which was the closing price of the Common Stock on the Nasdaq Global Exchange on the date of grant. Options to purchase up to 16,912 shares of Common Stock were granted under the Company’s 2002 Stock Option Plan, and options to purchase up to 18,088 shares of Common Stock were granted under the Company’s 2004 Stock Incentive Plan (the "2004 Plan"). The options and the restricted stock grant to Mr. Duffy described below were made in part in connection with the change of Mr. Duffy’s title from Executive Vice President of Marketing, Business Development & Legal to Chief Business Officer, and in part in lieu of any increase in his annual base salary. None of the Company’s named executive officers for the 2007 fiscal year received increases to their annual base salary other than as required by their respective employment agreements with the Company.

On February 12, 2008, the Compensation Committee granted to Bruce R. York, the Secretary and interim Chief Financial Officer of the Company, options to purchase up to 29,000 shares of Common Stock under the 2004 Plan at an exercise price of $2.22 per share. The options and the restricted stock grant to Mr. York described below were made in connection with Mr. York’s promotion to Secretary and interim Chief Financial Officer, effective January 7, 2008. The Board of Directors also approved an increase in Mr. York’s annual base salary to $250,000, which increase is retroactive to January 7, 2008, the date on which Mr. York was promoted to Secretary and interim Chief Financial Officer. It is contemplated that Mr. York will enter into a new employment agreement with the Company to reflect his new position and compensation.

The options granted to each of Mr. Duffy and Mr. York will vest in three annual installments beginning on February 12, 2009. The grants are evidenced by Stock Option Agreements in substantially the form attached as Exhibit 10.1 to this report.

Restricted Stock Awards

On February 12, 2008, the Compensation Committee granted 14,400 restricted shares of Common Stock to each of Mr. Duffy and Mr. York pursuant to the 2004 Plan. The restricted stock will vest in three equal annual installments beginning on February 12, 2009. The grants are evidenced by Restricted Stock Grant Agreements in substantially the form attached as Exhibit 10.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Stock Option Agreement

10.2 Form of Restricted Stock Grant Agreement

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

February 19, 2008	By:	Dr. Steven C. Quay, M.D., Ph.D.

Name: Dr. Steven C. Quay, M.D., Ph.D.
Title: Chairman of the Board and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement
10.2	Form of Restricted Stock Grant Agreement